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                                                                    EXHIBIT 10.1

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                       NOTE AND WARRANT PURCHASE AGREEMENT



                                     BETWEEN


                           BLUE DOLPHIN ENERGY COMPANY



                                       AND


                                CERTAIN INVESTORS




                                SEPTEMBER 8, 2004



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                                TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE I.           TERMS OF THE TRANSACTION.....................................................................1
         1.1         Issuance of Notes and Warrants...............................................................1
         1.2         Sale and Purchase............................................................................1

ARTICLE II.          CLOSING......................................................................................2
         2.1         Initial Closing..............................................................................2
         2.2         Additional Closing...........................................................................2
         2.3         Closing Deliveries...........................................................................2

ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................2
         3.1         Corporate Organization.......................................................................2
         3.2         Capitalization of the Company................................................................2
         3.3         Authority Relative to This Agreement.........................................................3
         3.4         Noncontravention.............................................................................4
         3.5         Consents and Approvals.......................................................................4
         3.6         Authorization of Issuance; Reservation of Shares.............................................4
         3.7         Financial Condition..........................................................................5
         3.8         Litigation...................................................................................5
         3.9         ERISA    ....................................................................................5
         3.10        Taxes    ....................................................................................6
         3.11        Titles, etc..................................................................................7
         3.12        No Material Misstatements....................................................................7
         3.13        Investment Company Act.......................................................................8
         3.14        Public Utility Holding Company Act...........................................................8
         3.15        Subsidiaries.................................................................................8
         3.16        Defaults 8
         3.17        Environmental Matters........................................................................8
         3.18        Compliance with the Law.....................................................................10
         3.19        Insurance...................................................................................10
         3.20        Hedging Agreements..........................................................................11
         3.21        Material Agreements.........................................................................11
         3.22        Gas Imbalances..............................................................................11
         3.23        Brokerage Fees..............................................................................11
         3.24        SEC Filings.................................................................................11
         3.25        NASDAQ Listing..............................................................................11
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
ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF INVESTORS.................................................12
         4.1         Organization................................................................................12
         4.2         Authority Relative to This Agreement........................................................12
         4.3         Noncontravention............................................................................12
         4.4         Consents and Approvals......................................................................13
         4.5         Purchase for Investment.....................................................................13
         4.6         No Other Shares.............................................................................14
         4.7         Financial Resources.........................................................................15
         4.8         Brokerage Fees..............................................................................15
         4.9         Proxy Statement.............................................................................15
         4.10        No General Solicitations....................................................................15
         4.11        Exchange Act Filings........................................................................15

ARTICLE V.           ADDITIONAL AGREEMENTS.......................................................................15
         5.1         Reasonable Best Efforts.....................................................................15
         5.2         Press Releases..............................................................................16
         5.3         Fees and Expenses...........................................................................16
         5.4         Survival 16
         5.5         Transfer Restrictions.......................................................................16
         5.6         Special Meeting of Stockholders.............................................................17
         5.7         Cost Savings Plan...........................................................................19
         5.8         Engagement of SMH...........................................................................19
         5.9         [RESERVED]..................................................................................19
         5.10        Lock-up  19
         5.11        Consulting Agreement........................................................................19
         5.12        Registration of Warrant Shares..............................................................19
         5.13        Confidentiality.............................................................................23
         5.14        Directors Warrants..........................................................................23

ARTICLE VI.          CONDITIONS TO OBLIGATIONS OF THE COMPANY....................................................23
         6.1         Representations and Warranties..............................................................23
         6.2         Covenants and Agreements....................................................................23
         6.3         Legal Proceedings...........................................................................23
         6.4         Consents 23
         6.5         Stockholder Approval........................................................................23
         6.6         Purchase Price..............................................................................23
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                                       ii
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
ARTICLE VII.         CONDITIONS TO OBLIGATIONS OF INVESTORS......................................................24
         7.1         Representations and Warranties..............................................................24
         7.2         Covenants and Agreements....................................................................24
         7.3         Legal Proceedings...........................................................................24
         7.4         Consents 24
         7.5         Stockholder Approval........................................................................24
         7.6         Cost Savings Plan...........................................................................24
         7.7         No Material Misstatements...................................................................24
         7.8         Closing Deliveries..........................................................................24

ARTICLE VIII. COVENANTS..........................................................................................25
         8.1         Affirmative Covenants.......................................................................25

ARTICLE IX.          AMENDMENT AND WAIVER........................................................................25
         9.1         Amendment...................................................................................25
         9.2         Waiver   ...................................................................................25

ARTICLE X.           MISCELLANEOUS...............................................................................25
         10.1        Notices  25
         10.2        Entire Agreement............................................................................26
         10.3        Binding Effect; Assignment; No Third Party Beneficiaries....................................26
         10.4        Severability................................................................................27
         10.5        Injunctive Relief...........................................................................27
         10.6        Governing Law...............................................................................27
         10.7        Jurisdiction................................................................................27
         10.8        Counterparts................................................................................27

ARTICLE XI.          DEFINITIONS.................................................................................27
         11.1        Certain Defined Terms.......................................................................27
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                       NOTE AND WARRANT PURCHASE AGREEMENT


         This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is entered into as of September 8, 2004, among Blue Dolphin Energy Company, a Delaware corporation (the "Company"), and the investors identified on Schedule I (each, an "Investor" and collectively, the "Investors").

         WHEREAS the Company has authorized the sale and issuance of promissory notes in the aggregate principal amount of seven hundred fifty thousand dollars ($750,000), in the form attached hereto as Exhibit A (each a "Note" and collectively the "Notes");

         WHEREAS, the Company has authorized the sale and issuance of warrants in the form attached hereto as Exhibit B (the "Warrants") to acquire an aggregate of up to two million eight hundred thousand (2,800,000) shares of its Common Stock, of which (i) Warrants to acquire up to one million two hundred fifty thousand (1,250,000) shares of Common Stock shall be sold and issued concurrently with the sale and issuance of the Notes (the "Initial Warrants") and (ii) Warrants to acquire up to one million five hundred fifty thousand (1,550,000) shares may be sold and issued thereafter (the "Additional Warrants").

         WHEREAS, the Investors desire to purchase the Notes and the Warrants on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Notes and the Warrants to the Investors on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Investors hereby agree as follows:

ARTICLE I.
                            TERMS OF THE TRANSACTION

         1.1 Issuance of Notes and Warrants. Upon the terms and subject to the conditions contained in this Agreement, the Company has authorized (a) the sale and issuance to the Investors of the Notes and the Warrants and (b) the issuance of such shares of Common Stock to be issued upon exercise of the Warrants (the "Warrant Shares").

         1.2 Sale and Purchase. Subject to the terms and conditions hereof, at each Closing the Company hereby agrees to issue and sell to the Investors and each Investor shall purchase from the Company (a) a Note in the aggregate principal amount and at the purchase price set forth opposite its name in
Schedule I and (b) the number of Initial Warrants and Additional Warrants set forth opposite its name in Schedule I at a price of $0.003 per Warrant. The Company and the Investors agree that the purchase price of the Warrants reflects the fair value of the Warrants.

                                   ARTICLE II.
                                     CLOSING

         2.1 Initial Closing. The closing of the sale and purchase of the Notes and the Initial Warrants under this Agreement (the "Initial Closing") shall occur simultaneously with the execution and delivery hereof at the offices of Gardere Wynne Sewell LLP, 1000 Louisiana, Suite 3400, Houston, Texas 77002 (the "Initial Closing Date").

         2.2 Additional Closing. The closing of the sale and purchase of the Additional Warrants under this Agreement (the "Additional Closing" and together with the Initial Closing a "Closing") shall take place at the offices of Gardere Wynne Sewell LLP, 1000 Louisiana, Suite 3400, Houston, Texas 77002 at 10:00 a.m., local time, on the third day after the Special Meeting (as hereinafter defined), or at such other time or place as the Company and the Investors may mutually agree (the "Additional Closing Date" and together with the Initial Closing Date, each a "Closing Date").

         2.3 Closing Deliveries. At the Initial Closing, subject to the terms and conditions hereof, the Company will deliver to each Investor, against payment of the purchase price therefore by wire transfer made payable to the Company, a Note and Initial Warrant representing the applicable Initial Warrants to purchase Warrant Shares as provided in Section 1.2 above. At the Additional Closing, subject to the terms and conditions hereof, the Company will deliver to each Investor, against payment of the purchase price therefor by wire transfer made payable to the Company, an Additional Warrant representing the applicable Additional Warrants to purchase Warrant Shares as provided in Section 1.2 above.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors, as of the date hereof, that:

         3.1 Corporate Organization. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business in all material respects as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on the Company.

         3.2 Capitalization of the Company.

         (a) As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, $0.10 par value, 210,526 of which are designated as Series A Preferred Stock. As of the date hereof, (i) 6,712,438 shares of Common Stock are outstanding and no shares of preferred stock are outstanding, and (ii) 487,084 shares of Common Stock are

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reserved for issuance upon exercise of outstanding employee, officer and director stock options and no shares of Common Stock are reserved for issuance upon exercise of outstanding warrants or conversion rights. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (b) Except as set forth above in subparagraph (a) of this Section 3.2, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company.

         (c) Neither the execution of this Agreement nor the performance of the Company's obligations hereunder, nor the consummation of any other transaction currently contemplated by the Company or any of its Subsidiaries, will trigger or cause any adjustment under any anti-dilution provisions or any other similar provisions contained in any agreement as currently in effect that have the effect of (i) causing a decrease in any exercise price or conversion price in any security exercisable for or convertible into shares of Common Stock (a "Common Stock Equivalent"), or (ii) causing an increase in the number of shares of Common Stock that may be acquired upon conversion or exercise of a Common Stock Equivalent.

         3.3 Authority Relative to This Agreement. Subject to the Company obtaining the Stockholder Approval required by the rules, regulations and interpretations of the Nasdaq Stock Market, Inc. with respect to the issuance of the Additional Warrants, the Company has requisite corporate power and authority to execute, deliver, and perform this Agreement and to execute, deliver, and where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Subject to the Company obtaining the Stockholder Approval required by the rules, regulations and interpretations of the Nasdaq Stock Market, Inc. ("Nasdaq") with respect to the issuance of the Additional Warrants, the execution, delivery and performance by the Company of this Agreement and the execution, delivery, and where applicable, performance by it of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been (or prior to the Closing will have been) duly authorized by all necessary corporate action of the Company. Notwithstanding the foregoing, the Company has requisite corporate power and authority to perform the Company's obligations pursuant to Article V, and such performance has been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         3.4 Noncontravention. The execution, delivery, and performance by the
Company of this Agreement and the execution, delivery, and where applicable, the performance by it of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Company's Certificate of Incorporation, as amended, or the Company's Bylaws, as amended, or the charter, bylaws or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit, or of any right of termination, cancellation, or acceleration under, any Material Agreement, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary or (iv) assuming compliance with the matters referred to in Section 3.5, violate any Applicable Law binding upon the Company or any Subsidiary, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, or would not reasonably be likely to, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.5 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and the execution, delivery, and where applicable, performance of Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) compliance with any applicable requirements of the Securities Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable state securities laws; (iv) compliance with any applicable rules, regulations, interpretations or other requirements of Nasdaq; (v) compliance with any applicable requirements of the HSR Act as a result of the exercise of any of the Warrants, and (vi) with respect to the Additional Warrants, filing of the Amended and Restated Certificate of Incorporation. Except for stockholder approval required (1) by Nasdaq related to the Issuance of the Additional Warrants and (ii) to approve the amendment and restatement of the Certificate of Incorporation, no consent or approval of any person other than the Company, the Investors or any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.6 Authorization of Issuance; Reservation of Shares. The issuance, sale and delivery of the Notes and the Warrants in accordance with this Agreement, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all necessary corporate action on the part of the Company. Subject to the Company obtaining the Stockholder Approval, the Warrant Shares issuable upon exercise of an Additional Warrant have been duly and validly reserved and, when issued upon exercise of an Additional Warrant, will be duly and validly issued, fully paid and nonassessable. The issuances of the Warrants are not subject to any preemptive or similar rights.

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         3.7 Financial Condition. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income, cash flows and changes in shareholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, stockholders' equity, and cash flow of the Company for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-QSB and Regulation S-B of the SEC and (y) normal year end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries included in the Company Reports, including all notes thereto, as of the date of such balance sheet, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Since June 30, 2004, there has been no change or event having or reasonably likely to have a Material Adverse Effect on the Company, except as set forth in the Disclosure Letter delivered by the Company to the Investors contemporaneously with the execution and delivery of this Agreement (the "Disclosure Letter").

         3.8 Litigation. Except as disclosed in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003, or quarterly reports on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004, filed with the SEC (collectively, the "Company Reports") or as set forth in the Disclosure Letter, as of the date hereof there is no Proceeding or other action of any nature pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary which may reasonably have a Material Adverse Effect on the Company.

         3.9 ERISA.

         (a) The Company and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan. Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

         (b) No act, omission or transaction has occurred which could result in imposition on the Company or any ERISA Affiliate (whether directly or indirectly) of an amount of $10,000 or more as (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

         (c) No Plan that is subject to Title IV of ERISA or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the Pension Benefit Guaranty Corporation in excess of $10,000 (other than for the payment of current premiums which are not past due) by the Company or any ERISA Affiliate has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan.

         (d) Full payment when due has been made of all amounts which the Company or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency in an amount of $10,000 or more (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         (e) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by $10,000 or more. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

         (f) None of the Company or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company or any ERISA Affiliate in its sole discretion at any time without any material liability (other than run off liability in the ordinary course of payment of benefits or as mandated by Applicable Law).

         (g) None of the Company or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

         (h) None of the Company or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         (i) The Disclosure Letter lists all Plans that the Company or any ERISA Affiliate has had at any time in the prior six (6) years.

         3.10 Taxes. Except as described in the Disclosure Letter, the Company has filed all United States Federal income tax returns and all other tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for any taxes which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves in respect of taxes and other governmental charges set forth on the face of the most recent balance sheet included in the most recent Company Report are, in the opinion of the Company, adequate. No tax lien has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such tax, fee or other charge, except for any taxes, fees or other charges which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

         3.11 Titles, etc.

         (a) Except as set forth in the Company Reports or in the Disclosure Letter, each of the Company and the Subsidiaries has good and defensible title, or valid leasehold interests to its assets and Properties, including, without limitation, the Oil and Gas Properties, free and clear of all Liens, other than Excepted Liens, except for minor defects and irregularities in title that are not substantial in character, amount, or extent. Except for immaterial divergences, after giving full effect to the Excepted Liens, the Company owns, in all material respects, the net interests in production attributable to the Hydrocarbon Interests, and the ownership of such Hydrocarbon Interests shall not in any material respect obligate the Company to bear the costs and expenses relating to the maintenance, development and operations of each such Hydrocarbon Interest in an amount in excess of the working interest of such Hydrocarbon Interest (without a corresponding increase in net revenue interest).

         (b) All leases, licenses, permits, authorizations and agreements necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such leases, licenses, permits, authorizations and agreements, which would have a Material Adverse Effect on the conduct of the business of the Company or its Subsidiaries.

         (c) The Properties, including, without limitation, the Oil and Gas Properties, presently owned, leased or licensed by the Company and the Subsidiaries, including, without limitation, all easements, licenses, permits, authorizations and rights of way, include all Properties necessary to permit the Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

         (d) Except as described in the Disclosure Letter, all of the Properties of the Company and the Subsidiaries which are reasonably necessary for the operation of their business are in good working condition in all material respects and are maintained in accordance with prudent business standards.

         3.12 No Material Misstatements. Taken as a whole, the written information, statements, exhibits, certificates, documents and reports furnished to the Investors by the Company or any Subsidiary in connection with the negotiation of this Agreement do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made and with respect to the Company or any Subsidiary. The Company does not represent or warrant that any occurrences, developments or facts, including, without limitation, projections and forecasts, will in fact occur or eventuate after such date, but the Company represents and warrants that such occurrences, developments or facts, including, without limitation, such projections and forecasts, were prepared by the Company in good faith based on its best knowledge, information and belief. There is no fact peculiar to the Company or Subsidiary which has a Material Adverse Effect relative to the Company or in the future may reasonably have a Material Adverse Effect and which has not been disclosed in this Agreement or the other documents, certificates and statements furnished to the Investors by or on behalf of the Company or any Subsidiary prior to, or on, each Closing Date in connection with the transactions contemplated hereby.

         3.13 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.14 Public Utility Holding Company Act. The Company and its affiliates and Subsidiaries are not, and after giving effect to the performance of the terms of this Agreement will not be, subject to regulation (i) as a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," an "affiliate" of a "subsidiary company" of a "holding company," or an "associate company" of a "holding company," in each case as such terms are defined in PUHCA or (ii) under any state law or regulation with respect to rates or the financial or organizational regulation of a "public-utility company," as defined in PUHCA. Neither the Company, nor any "subsidiary company" (as defined in PUHCA) of the Company, directly or indirectly owns, controls or holds with power to vote, five percent (5%) or more of the outstanding voting securities of (A) any "holding company," (B) any "gas utility company," or (C) any "electric utility company" (as such terms are defined in PUHCA).

         3.15 Subsidiaries. Except as set forth in the Company Reports or the Disclosure Letter, the Company has no Subsidiaries. Each Subsidiary is a corporation or limited liability company, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and has all requisite corporate or other power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Except as set forth in the Disclosure Letter, there are outstanding (i) no securities of any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary and (ii) no options or other rights to acquire from any Subsidiary, and no obligation of any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities of any Subsidiary convertible into or exchangeable for such capital stock or voting securities.

         3.16 Defaults. Neither the Company nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement to which the Company is a party or by which the Company is bound.

         3.17 Environmental Matters.

         (a) No Property owned, leased or operated by the Company or any of its Subsidiaries, including, without limitation, any Oil and Gas Property of the Company or any of its Subsidiaries, and no operations conducted thereon violate any applicable order or requirement of any court or Governmental Entity or any Environmental Laws;

         (b) Without limitation of clause (a) above, no Property owned, leased or operated by the Company or any of its Subsidiaries, including, without limitation, any Oil and Gas Property of the Company or any of its Subsidiaries, nor the operations currently conducted thereon or, to the best knowledge of the Company, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened Proceeding by or before any court or Governmental Entity or the subject of any remedial obligations under applicable Environmental Laws;

         (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries in connection with the operation or use of any and all Property of the Company and each of its Subsidiaries, including without limitation present, or to the best of Company's knowledge, past treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Company and each Subsidiary are in substantial compliance with the terms and conditions of all such applicable notices, permits, licenses and similar authorizations;

         (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Properties, including, without limitation, Oil and Gas Properties, owned, leased or operated by the Company and each of its Subsidiaries have in the past, during the tenure of ownership of the Company and its Subsidiaries and, to the best of the Company's knowledge, prior thereto, been transported, treated and disposed of in accordance with applicable Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with applicable Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Entity in connection with any applicable Environmental Laws;

         (e) The Company has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released, and there has been no threatened release of any hazardous substances, on or to any Properties, including, without limitation, Oil and Gas Properties, owned, leased or operated by the Company or any of its Subsidiaries, except in compliance with applicable Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

         (f) To the extent applicable, all Oil and Gas Property of the Company and each of its Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by the OPA; and

         (g) Neither the Company nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         (h) Notwithstanding anything in this Section 3.17 to the contrary, the representations and warranties in this Section 3.17 regarding the Oil and Gas Properties of the Company and the Subsidiaries shall be limited to the knowledge of the Company and its Subsidiaries.

         3.18 Compliance with the Law. Neither the Company nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties, including, without limitation, its Oil and Gas Properties, or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Properties, including, without limitation, the Oil and Gas Properties (and properties unitized therewith), have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of agreements and other instruments comprising a part of the Properties, including, without limitation, all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, but subject to the Material Adverse Effect qualification set forth above, (i) after the date hereof, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof, and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties). This
Section 3.18 does not apply to compliance with ERISA or applicable Environmental Laws, which are instead subject to Section 3.9 and Section 3.17, respectively.

         3.19 Insurance. The Disclosure Letter contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and each Subsidiary as of the date hereof. Except as set forth in the Disclosure Letter, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof and the Additional Closing Date have been, or will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each Subsidiary; will remain in full force and effect through the respective dates set forth in the Disclosure Letter with the payment of additional premiums; and, except as set forth in the Disclosure Letter, will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. There are no material risks that the Company, the Subsidiaries or their respective Board of Directors or officers have designated as being self-insured. Neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. Without limiting the foregoing, the Company has in effect directors and officers insurance coverage in an annual aggregate amount of not less than $5 million.

         3.20 Hedging Agreements. As of the date hereof, there are no Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Company or any Subsidiary.

         3.21 Material Agreements. Set forth on the Disclosure Letter hereto is a complete and correct list of all Material Agreements, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the date hereof (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any material Debt of the Company or any Subsidiary, and all obligations of the Company or any Subsidiary to issuers of surety or appeal bonds (excluding operator's bonds, plugging and abandonment bonds, and similar surety obligations obtained in the ordinary course of business) issued for account of the Company or any such Subsidiary.

         3.22 Gas Imbalances. As of the date hereof, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Company's or any Subsidiary's Hydrocarbon Interests which would require the Company or such Subsidiary to deliver five percent (5%) or more of the monthly production from the Company's and its Subsidiaries' Hydrocarbons produced on a monthly basis from the Hydrocarbon Interests, at some future time without then or thereafter receiving full payment therefor.

         3.23 Brokerage Fees. The Company has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by the Investors of the Notes and the Warrants pursuant to this Agreement, except for Sanders Morris Harris, Inc. ("SMH").

         3.24 SEC Filings. During the preceding three (3) years, the Company has complied in all material respects with its obligations to file with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Company with the SEC since such date are herein collectively referred to as the "SEC Filings." The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed or as same may have been amended, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.25 NASDAQ Listing. The Common Stock is listed on the Nasdaq Smallcap Market and the Company has taken no action designed to, or likely to have the effect of, de-listing the Common Stock from the Nasdaq Smallcap Market. Except as set forth in the Disclosure Letter, the Company has not been contacted regarding any listing qualification issues within the twelve (12) month period preceding the date of this Agreement.

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

         Each Investor, severally but not jointly, represents and warrants to the Company that:

         4.1 Organization. If such Investor is a corporation or limited partnership, such Investor (i) is duly organized, validly existing and in good standing under the laws of the state of its formation, (ii) has all requisite corporate or partnership power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted, and (iii) no actions or proceedings to dissolve such Investor are pending or, to the best knowledge of such Investor, threatened.

         4.2 Authority Relative to This Agreement. Such Investor has all requisite power, authority and capacity to execute, deliver, and perform this Agreement and execute, deliver and, where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by such Investor of this Agreement and execution, delivery, and, where applicable, performance of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes, and each Ancillary Document executed or to be executed by such Investor has been, or when executed will be, duly executed and delivered by such Investor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Noncontravention. The execution, delivery, and performance by such Investor of this Agreement and the execution, delivery and, where applicable, performance of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not
(i) if such Investor is an entity, conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws, or its Certificate of Limited Partnership or partnership agreement, as applicable, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which such Investor is a party or by which such Investor or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of such Investor, or (iv) violate any Applicable Law binding upon such Investor, except, in the case of clauses (ii), (iii) and
(iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on such Investor.

         4.4 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by such Investor in connection with the execution, delivery, or performance by such Investor of this Agreement. No consent or approval of any person other than any Governmental Entity is required to be obtained or made by such Investor in connection with the execution, delivery or performance by such Investor of this Agreement and the execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party.

         4.5 Purchase for Investment. Such Investor understands that none of the Notes, the Warrants or the Warrant Shares have been registered under the Securities Act. Such Investor also understands that the Notes, the Warrants and the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Investors' representations contained in this Agreement. Such Investor hereby represents and warrants as follows:

         (a) Investor Bears Economic Risk. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Without limiting the generality of the foregoing, such Investor further represents that it has such knowledge regarding the pipeline and the oil and gas industries and the business of the Company and the current circumstances surrounding such industries and business that it is capable of evaluating the merits and risks of the acquisition of the Notes, the Warrants and the Warrant Shares. Such Investor must bear the economic risk of this investment indefinitely unless the Notes, the Warrants or the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Investor understands that, except as provided in
Section 5.12, the Company has no present intention of registering the Warrants or the Warrant Shares. Such Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Investor to transfer all or any portion of the Notes, the Warrants or the Warrant Shares under the circumstances, in the amounts or at the times such Investor might propose.

         (b) Acquisition for Own Account. Such Investor is acquiring the Notes, the Warrants and the Warrant Shares for such Investor's own account for investment only, and not with a view towards their distribution.

         (c) Investor Can Protect Its Interest. Such Investor represents that by reason of its, or of its management's, business or financial experience, such Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Ancillary Documents. Further, such Investor is not aware of any publication of any advertisement in connection with the transactions contemplated in this Agreement.

         (d) Accredited Investor. Such Investor represents that (i) it is an accredited investor within the meaning of Regulation D under the Securities Act and, (ii) if such Investor is an entity all of its equity owners are accredited investors.

         (e) Company Information. Such Investor has had access to the Company's SEC Filings and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Such Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. Such Investor hereby acknowledges and affirms that it has completed its own independent investigation, analysis, and evaluation of the Company and its subsidiaries, that it has made all such reviews and inspections of the business, assets, results of operations, condition (financial or otherwise), and prospects of the Company and its subsidiaries as it has deemed necessary or appropriate, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own independent investigation, analysis, and evaluation of the Company and its subsidiaries, or that of its own independent advisers in evaluating its investment in the Notes, the Warrants and the Warrant Shares.

         (f) Rule 144. Such Investor acknowledges and agrees that the Warrants, and, if issued, the Warrant Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

         (g) Transfer Restrictions. Such Investor acknowledges and agrees that the Warrants and the Warrant Shares are subject to restrictions on transfer as set forth in Section 5.5, and further understands that the Notes, the Warrants and the Warrant Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Notes, the Warrants and the Warrant Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Notes, the Warrants and the Warrant Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, such Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Appropriate stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Warrants or the Warrant Shares.

         (h) Confirmation. The acquisition of the Notes, the Warrants by an Investor at the Closing shall constitute such Investor's confirmation of the foregoing representations.

         4.6 No Other Shares. Except for such rights as may be conferred on an Investor by this Agreement and the Ancillary Documents and certain Common Stock and options to acquire Common Stock owned by Michael S. Chadwick, the Investors do not beneficially own, directly or indirectly, any shares of capital stock or other securities of the Company or any of its Subsidiaries.

         4.7 Financial Resources. Such Investor has the financial resources available to it as are necessary to perform its obligations to acquire the Notes and the Warrants pursuant to the terms of this Agreement.

         4.8 Brokerage Fees. Such Investor has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by the Investors of the Warrants pursuant to this Agreement.

         4.9 Proxy Statement. None of the information supplied or to be supplied by such Investor for inclusion or incorporation by reference in the proxy statement relating to the Company's special stockholders meeting convened for the purpose of obtaining the Stockholder Approval (the "Special Meeting") will, at the date the proxy statement is mailed to the Company's stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If prior to the Special Meeting any of such information supplied by such Investor is no longer accurate, such Investor shall promptly notify the Company of such inaccuracy and shall provide such additional information as reasonably requested by the Company to correct such inaccuracy.

         4.10 No General Solicitations. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners, if applicable, has either directly or indirectly, including through a broker or a finder (a) engaged in any general solicitations, or (b) published any advertisement in connection with the offer and sale of the Warrants.

         4.11 Exchange Act Filings. The Investors agree to comply with their obligations under the Exchange Act. None of the information included in any such filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If any event shall occur which is required to be described in any such filing, such event shall so be described, and an amendment shall be filed promptly with the SEC.

                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

         5.1 Reasonable Best Efforts. Each party hereto agrees that it will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

         5.2 Press Releases. Except as may be required by Applicable Law or by the rules of Nasdaq, any national securities exchange or registered securities association, none of the Investors or the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of Nasdaq, any national securities exchange or registered securities association shall only be made after reasonable notice to the other parties.

         5.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense. Notwithstanding the foregoing, an amount equal to all reasonable out-of-pocket expenses incurred by the Investors, including attorneys' fees, shall be paid by the Company to the Investors on the Initial Closing Date.

         5.4 Survival. The representations and warranties made herein shall survive the Closing, regardless of any investigation made by or on behalf of any party, until the second anniversary of the Additional Closing Date; provided, however, the representations and warranties contained in Section 3.17 shall survive until the sixth anniversary of the Initial Closing Date and the representations and warranties contained in Sections 3.9 and 3.10 shall survive until the expiration of the applicable statute of limitations relating to the subject matters of such representations and warranties (the "Survival Date"). All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company herein for purposes of this
Section 5.4. No action may be brought with respect to a breach of any representation or warranty after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered.

         5.5 Transfer Restrictions.

         (a) Notwithstanding any provision contained in this Agreement to the contrary, each Investor agrees that it will not, directly or indirectly, sell, assign, transfer, pledge, encumber, or otherwise dispose of any of the Warrants or the Warrant Shares except:

                  (i) In compliance with Rule 144; provided, however, that the Investor shall provide the Company with copies of all filings made with the Securities and Exchange Commission with respect to sales of securities under Rule 144 and with such other information and documents as the Company shall reasonably require in order to assure full compliance with Rule 144; or

                  (ii) Pursuant to a no-action letter or other interpretive statement reasonably acceptable to the Company and its counsel or release of the SEC to the effect that the proposed sale or other disposition may be effected without registration under the Securities Act satisfactory to the Company and its counsel; or

                  (iii) Pursuant to an applicable exemption (other than Rule
         144) under the Securities Act; provided, however, that the Investor shall have furnished the Company with an opinion of counsel, which opinion and counsel must be reasonably acceptable to the Company, to the effect that such disposition does not require registration of such securities under the Securities Act, provided further, however, that no opinion of counsel shall be required in the case of a transfer to Affiliates (as hereinafter defined) of an Investor if such affiliates shall have furnished the Company with the representations contained in
         Section 4.5 of this Agreement and shall have agreed with the Company to be subject to the terms of this Agreement to the same extent as if an original holder of securities pursuant hereto. For purposes of this
         Section 5.5(a)(iii), "affiliates" shall mean one or more of (A) equity owners of the Investor, provided that the disposition is in accordance with the percentage ownership interests of the equity owners in the Investor, (B) Affiliates as defined in Section 12.1, or (C) any other Investor; or pursuant to an effective registration statement filed under the Securities Act; or

                  (iv) Pursuant to an effective registration statement filed under the Securities Act.

         (b) It is agreed and understood by each Investor that the certificates or instruments representing the Warrants and the Warrant Shares shall each be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN A NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF _______, 2004, BETWEEN BLUE DOLPHIN ENERGY COMPANY AND THE INITIAL HOLDERS OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BLUE DOLPHIN ENERGY COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY."

         5.6 Special Meeting of Stockholders.

         (a) The Company shall take all action necessary in accordance with applicable law and the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, to duly call, give notice of, convene, and hold the Special Meeting as soon as practicable after the date of this Agreement, but in any event within twenty business (20) days after the Proxy Statement (as hereinafter defined) is mailed to its stockholders, to consider and vote upon (i) the issuance of Additional Warrants to purchase up to 1,550,000 shares of Common Stock in consideration for the agreement by each Investor to extend the maturity date of its Note to a date that is not later than the first anniversary of this Agreement, (ii) election of the directors of the Company, including those appointed pursuant to Section 5.6(e), (iii) the amendment and restatement of the Certificate of Incorporation of the Company to, among other things, increased the Company's authorized capital from 10,000,000 shares of Common Stock to 25,000,000, and (iv) the grant of Warrants to acquire 100,000 shares of Common Stock to each of the Investor Nominees (as hereinafter defined) and Michael S. Chadwick, and (v) any other matters required to be voted upon by the SEC or Nasdaq (the "Stockholder Approval").

         (b) The Company shall promptly prepare and file a preliminary proxy statement (the "Proxy Statement") under the Exchange Act with the SEC as soon as practicable, but in any event with twenty (20) days of this Agreement, with respect to the meeting of the stockholders of the Company in connection with the transactions contemplated by this Agreement. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall use commercially reasonable best efforts so as to have the Proxy Statement cleared by the SEC for mailing to its stockholders as promptly as practicable. The Company shall use commercially reasonable best efforts to obtain, prior to the Closing Date, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. The Company will advise the Investor, promptly after it receives notice thereof, requests by the SEC for additional information or comments on the Proxy Statement.

         (c) The Company and the Investor shall ensure that the information provided by it for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and
(ii) will comply as to form in all material respects with the provisions of the Exchange Act.

         (d) The Company shall not mail or otherwise distribute the proxy statement or information statement (or any related proxy materials or amendments or supplements thereto, if any) relating to such special meeting to its stockholders without consultation with the Investors and their counsel, and such proxy statement or information statement and such other items shall be in such form as the Investors and their counsel shall approve (such approval not to be unreasonably withheld). The Company shall use commercially reasonable best efforts to mail the Proxy Statement to its stockholders within three (3) business days after the Proxy Statement is cleared by the SEC.

         (e) The Company covenants (i) to set the number of directors constituting the Board of Directors of the Company (the "Board") at six (6) directors (ii) to appoint on the Initial Closing Date F. Gardner Parker and Laurence N. Benz (the "Investor Nominees"), to serve as members of the Board,
(iii) nominate the Investor Nominees for election at the Special Meeting to serve, if elected, as members of the Board until the next election of directors, or until such directors' earlier death, resignation or removal and (iv) to nominate the Investor Nominees for election at any meeting of Stockholders that occurs, within eighteen (18) months of the date hereof, where the election of directors will be voted upon.

         5.7 Cost Savings Plan. The Company shall implement the Cost Savings Plan as described in Schedule I to the Disclosure Letter (the "Cost Savings Plan").

         5.8 Engagement of SMH. The Company agrees to (i) pay SMH a fee of twenty-five thousand dollars ($25,000) on the Initial Closing Date with respect to the transactions contemplated by this Agreement and (ii) retain SMH as its financial advisor to provide, among other services, a fairness opinion in connection with the Company's next merger, acquisition or similar transaction upon terms mutually acceptable to the Company and SMH.

         5.9 [RESERVED].

         5.10 Lock-up. Each Investor agrees that, during the nine (9) month period following the Additional Closing Date, the Investors shall not sell, transfer or assign any of the Warrants or the Warrant Shares without the prior written consent of the Company.

         5.11 Consulting Agreement. The Company shall enter into a Consulting Agreement with F. Gardner Parker ("FGP"), under which FGP shall provide consulting services to the Company during the period from the date of this Agreement through the consummation of a merger by the Company at (i) a rate payable by the Company to FGP of $2,000 per month and (ii) a bonus which shall accrue at a rate of $3,000 per month and be payable upon consummation of an acquisition or a merger by the Company of a sufficient magnitude to have a material effect on the financial condition of the Company, as determined by the audit committee of the Board, in its sole discretion.

         5.12 Registration of Warrant Shares.

         (a) The Company shall prepare and file with the SEC a registration statement on Form S-3, or any similar short-form registration under the Securities Act (the "Form S-3"), to register for resale from time to time, the Common Stock representing the Warrant Shares and the Director Warrants (the "Registrable Securities") promptly, but in no event more than 60 days following the Company's first Form 10-KSB filing after the Closing Date, and use its best efforts to cause the Form S-3 to become effective and remain effective for the period described in Section 5.12(c)(ii). As used herein, "register," "registered" and "registration" refer to a registration effected by preparing and filing the Form S-3, a registration statement or similar document (a "Registration Statement") in compliance with the Securities Act, and the declaration or order of effectiveness of such Registration Statement.

                  If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders other than the Investors ("Demanding Security Holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement filed on Form S-4, Form S-8 or any similar or successor form or any other Registration Statement relating to an offering of securities solely to the Company's existing security holders or employees) to register the offer and sale of its Common Stock for cash, it will give written notice to the Investors at least twenty (20) days before the anticipated date of initial filing with the SEC of such Registration Statement, which notice shall set forth the Company's intention to effect such a registration, the class or series and number of equity securities proposed to be registered and the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing all of the Registrable Securities.

                  (i) If any Investor desires to have Registrable Securities registered under this Section 5.12(b), it shall advise the Company in writing within fifteen (15) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use commercially reasonable efforts to effect registration under the Securities Act of such Registrable Securities. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or any Demanding Security Holder would materially and adversely affect the distribution of such securities by the Company or such Demanding Security Holders, then all selling security holders (but not the Company or the Demanding Security Holders) shall reduce the amount of Registrable Securities of each intended to be distributed through such offering on a pro rata basis to the greatest aggregate amount that, in the opinion of such managing underwriter, would not materially and adversely affect the distribution of such securities.

                  (ii) Nothing in this Section 5.12(b) shall preclude the Company from discontinuing the registration of its securities being affected on its behalf under this Section 5.12(b) at any time prior to the effective date of the registration relating thereto.

         (b) In connection with the Company's registration obligations pursuant to this Section 5.12, the Company shall keep each Registration Statement continuously effective to permit the sale of Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of distribution thereof specified in such Registration Statement or in the related prospectus(es), and shall:

                  (i) prepare and file with the SEC a Registration Statement with respect to such securities and use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period described in paragraph (f) below;

                  (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in a public offering;

                  (iii) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request to facilitate the disposition of all Registrable Securities covered by the Registration Statement;

                  (iv) use commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                  (v) use commercially reasonable efforts to cause all Registrable Securities covered by each Registration Statement to be listed on the Nasdaq SmallCap Market, or, if the Common Stock of the Company is not listed thereon, on any national securities exchange, or inter-dealer quotations system (including Nasdaq) if any, on which the Common Stock is then listed or authorized for trading; and

                  (vi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC or over-the-counter market where the Common Stock is then listed.


         (c) All expenses incurred in complying with this Section 5.12, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 5.12(b)(iv), shall be paid by the Company.

         (d) With respect to any Registration Statement filed or to be filed pursuant to this Section 5.12, if the Company's Board of Directors determines that, in its good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company) be disadvantageous (a "Material Development Condition") to the Company or its stockholders for such a Registration Statement to become effective or to be maintained effective or for sales of Registrable Securities to continue pursuant to the Registration Statement, the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to all affected holders of Registrable Securities, (i) to cause sales of Registrable Securities pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company's Board of Directors, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to all affected holders of Registrable Securities). Notwithstanding the foregoing provisions of this Section 5.12(e):
(1) in no event may any cessation or delay by the Company pursuant to this
Section 5.12(e) be for a period of more than one hundred twenty (120) consecutive days from the giving of the Delay Notice with respect to a Material Development Condition, as above provided, and in no event may such right be exercised by the Company on more than two (2) occasions during any period of twelve (12) consecutive months; and (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, the Company shall cause a new Registration Statement covering the same Registrable Securities as those covered by the original Registration Statement to be filed with the SEC as soon as practicable after such Material Development Condition expires or, if sooner, as soon as practicable after such 120 day period expires.

         (e) The registration rights granted under this Section 5.12 shall terminate as to each Investor when all of the Registrable Securities of such Investor (i) shall have been effectively registered under the Securities Act and disposed of in a public offering pursuant to a Registration Statement, (ii) shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) shall have been otherwise transferred and a new certificate for such Warrant Shares not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) with respect to a particular Investor, at any time when all of such Investor's remaining Warrant Shares can be sold in a single transaction in compliance with Rule 144 under the Securities Act, or (v) when the Warrants, and all of the associated Warrant Shares, shall have ceased to be outstanding.

         (f) Except as contemplated in this Agreement as required by applicable securities laws, the Common Stock registered pursuant to the Registration Statement shall not be subject to any blackout, suspension or other trading restrictions. The Company shall give notice to the holders of Registrable Securities by email and/or facsimile of the Company's request for acceleration and of the effectiveness of the Registration Statement with the SEC, respectively, on the respective days that each of those events occur.

         (g) The prospectus included in the Registration Statement (the "Prospectus") shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, the Prospectus does not meet the requirements of Section 10 of the Securities Act, or the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus shall disclose that holders of Registrable Securities may elect to resell Registrable Securities without registration of such sales under the Registration Statement, by making such sales under and as permitted by Rule 144 of the SEC under the Act.

         (h) Each Investor agrees in connection with any registration of the Company's securities upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred twenty

(120) days from the effective date of such registration as the Company and the underwriters may specify, so long as all officers and directors of the Company are bound by a comparable obligation provided, however, that nothing herein shall prevent any Investor from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound.

         5.13 Confidentiality. Each Investor hereto agrees to treat all non-public information concerning the Company and its affiliates and Subsidiaries which was furnished by or on behalf of the Company, whether furnished before, on or after the date hereof confidential.

         5.14 Directors Warrants. The Company agrees to issue Warrants to acquire 100,000 shares of Common Stock to each Investor Nominee and Michael S. Chadwick as promptly as practicable after the Special Meeting.

                                  ARTICLE VI.
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to each Closing Date of the following conditions:

         6.1 Representations and Warranties. All the representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects, except as affected by transactions contemplated or permitted by this Agreement.

         6.2 Covenants and Agreements. The Investors shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         6.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

         6.5 Stockholder Approval. With respect to the Additional Warrants, the Company shall have obtained stockholder approval as required by the rules, regulations and interpretations of Nasdaq.

         6.6 Purchase Price. The Company shall have received the aggregate purchase price for the Notes, Initial Warrants and Additional Warrants, as applicable.

                                  ARTICLE VII.
                     CONDITIONS TO OBLIGATIONS OF INVESTORS

         The obligations of the Investors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to each Closing Date of the following conditions:

         7.1 Representations and Warranties. All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, except as affected by transactions contemplated or permitted by this Agreement (or the announcement thereof).

         7.2 Covenants and Agreements. The Company shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4 Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

         7.5 Stockholder Approval. With respect to the Additional Warrants, the Company shall have obtained stockholder approval as required by the rules, regulations and interpretations of Nasdaq.

         7.6 Cost Savings Plan. The Company shall have implemented the Cost Savings Plan.

         7.7 No Material Misstatements. There shall be no fact peculiar to the Company or any Subsidiary which has a Material Adverse Effect relative to the Company or in the future may reasonably have a Material Adverse Effect and which has not been disclosed in this Agreement or the other documents, certificates and statements furnished to the Investors by or on behalf of the Company or any Subsidiary prior to, or on, a Closing Date in connection with the transactions contemplated hereby.

         7.8 Closing Deliveries. The Investors shall have received the certificates, instruments and documents required to be delivered by the Company by Article II.

                                  ARTICLE VIII.
                                    COVENANTS

         8.1 Affirmative Covenants. The Company covenants and agrees that, so long as any of the Warrants are outstanding:

         (a) Financial Statements and Other Reports. The Company shall deliver, or shall cause to be delivered, to the Investors promptly, upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company to stockholders generally.

         (b) Exchange Act Reports. The Company will at all times timely file all forms, reports, schedules, statements and other documents required to be filed by the Company under the Exchange Act and the rules and regulations thereunder.

         (c) Nasdaq Listing. The Company will take such actions within the Company's control as historically taken by the Company to maintain at all times a valid listing for the Common Stock on the Nasdaq SmallCap Market.

         (d) Further Assurances. The Company at its expense will promptly execute and deliver to the Investors upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Company in this Agreement or any other agreements and documents executed by and between the Company and the Investors.

                                  ARTICLE IX.
                              AMENDMENT AND WAIVER

         9.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         9.2 Waiver. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. Subject to the foregoing, at any time, the parties hereto may (a) extend the time for performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) except as prohibited by law, waive compliance with any of the agreements or conditions contained herein, the benefit of which such party is entitled. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or (iii) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         (a)      If to the Company:

                  Blue Dolphin Energy Company
                  801 Travis, Suite 2100
                  Houston, Texas  77002
                  Attention:  President
                  Telefax: 713-227-7626

                  with a copy to:

                  Porter & Hedges, L.L.P.
                  700 Louisiana, 35th Floor
                  Houston, Texas  77002
                  Attention:  Nick D. Nicholas
                  Telefax:  713-226-0291

         (b)      If to the Investors at their addresses listed on Schedule I with a copy to counsel for Western Gulf Pipeline Partners:

                  Gardere Wynne Sewell LLP
                  1000 Louisiana, Suite 3400
                  Houston, Texas 77002
                  Attention: N.L. Stevens III
                  Telefax: 713-276-5807

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the answer back is received.

         10.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes and Ancillary Documents, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties and their Affiliates with respect to the subject matter hereof.

         10.3 Binding Effect; Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.4 Severability. If any provision of this Agreement is held to be unenforceable, then this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect to the maximum extent permitted by Applicable Law.

         10.5 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         10.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         10.7 Jurisdiction. Except as otherwise expressly provided in this Agreement or as otherwise required by Applicable Law, venue for any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be exclusively in the state or federal courts in Harris County, Texas, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

         10.8 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                                  ARTICLE XI.
                                  DEFINITIONS

         11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Article:

         "Additional Closing" is defined in Section 2.2.

         "Additional Closing Date" is defined in Section 2.2.

         "Affiliate" of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above, and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 50% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Company or any Investor in connection with the sale and purchase of the Warrants and the other transactions contemplated by this Agreement.

         "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

         "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to close.

         "Closing" is defined in Section 2.2.

         "Closing Date" is defined in Section 2.2.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Common Stock" means the common stock, par value of $0.01 per share, of the Company, and such other class of securities as shall represent the common equity of the Company.

         "Common Stock Equivalent" is defined in Section 3.2.

         "Company Reports" is defined in Section 3.8.

         "Debt" means, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money) excluding Trade Payables; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable

(whether contingent or otherwise); (v) all obligations under leases (other than capital leases and oil and gas leases) which require such Person or its Affiliate to make payments exceeding $25,000 over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed market rate of interest; (vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others including without limitation agreements expressed as an agreement to purchase the Debt or Property of others or otherwise; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock
(xii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiii) all obligations of such Person under Hedging Agreements.

         "Disclosure Letter" is defined in Section 3.7.

         "Demanding Security Holders" is defined in Section 5.12(b).

         "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

         "Environmental Laws" means any and all Governmental Requirements pertaining to the environment in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting or at any time has conducted business, or where any Property, including, without limitation, Oil and Gas Property, of the Company or any Subsidiary is located, including without limitation, OPA, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water ACT, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. As used in the provisions hereof relating to Environmental Laws, the term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposal") have the meanings specified in RCRA; provided that to the extent the laws of the state in which any Oil and Gas Property of the Company or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b),
(c), (m) or (o) of section 414 of the Code.

         "Excepted Liens" means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or customary landlord's liens, each of which is in respect of obligations that have not been outstanding more than 60 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held or materially impair the value of such property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other property for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other property which in the aggregate do not materially impair the use of such rights of way or other property for the purposes of which such rights of way and other property are held or materially impair the value of such property subject thereto; and (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

         "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other legally binding directive or requirement (in the case of banking regulatory authorities whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Entity.

         "Hedging Agreements" means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "Investor Nominees" is defined in Section 5.6(e).

         "Initial Closing" is defined in Section 2.1.

         "Initial Closing Date" is defined in Section 2.1.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Material Adverse Effect" means, relative to the Company or any Investor, as the case may be, any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse
(i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole, or the Investor, as the case may be, or (ii) to the ability of the Company or the Investor, as the case may be, to perform on a timely basis any material obligation of the Company or the Investor, as the case may be, under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

         "Material Agreement" means (a) any written agreement, contract, lease, commitment, understanding, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound involving total value or consideration or liability in excess of $50,000, (b) any loan or credit agreement, bond, debenture, note, mortgage or indenture by which the Company or any Subsidiary or any of their respective properties may be bound, or (c) any agreement set forth as an exhibit to the Company's Form 10-K for the fiscal year ended December 31, 2003.

         "Material Development Condition" is defined in Section 5.12(e).

         "Oil and Gas Properties" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, similar equipment, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "OPA" means the Oil Pollution Act of 1990, as amended.

         "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

         "Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, or an ERISA Affiliate, or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Company, or an ERISA Affiliate.

         "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         "Property" means all assets, including all personal (tangible and intangible) and real property rights, titles and interests.

         "Prospectus" is defined in Section 5.12(h).

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         "Registrable Securities" is defined in Section 5.12(a).

         "Registration Statement" is defined in Section 5.12(a).

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SMH" is defined in Section 3.23.

         "Special Meeting" is defined in Section 4.9.

         "Stockholder Approval" is defined in Section 5.6(a).

         "Subsidiaries" means all Persons controlled directly or indirectly by the Company, or in which the Company directly or indirectly owns an equity or voting interest of ten percent (10%) or more. For purposes hereof, "controlled" means the power to direct the management or policies of a person, whether through voting securities, by contract or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement, which may be executed in multiple counterparts, to be executed by their duly authorized representatives, all as of the day and year first above written.

                                     THE COMPANY:

                                     BLUE DOLPHIN ENERGY COMPANY

                                     By: /s/ Ivar Siem
                                        ----------------------------------------
                                     Name: Ivar Siem
                                     Title: Chairman and Chief Executive Officer

                                     INVESTORS:

                                     WESTERN GULF PIPELINE PARTNERS, LP

                                     By: PEREGRINE MANAGEMENT, LLC,
                                         Its General Partner


                                         By: /s/Barrett L. Webster
                                            ------------------------------------
                                            Barrett L. Webster, its Manager


                                     /s/ Gardner Parker
                                     -------------------------------------------
                                     F. Gardner Parker

                                     /s/ Ramsay H. Gilman
                                     -------------------------------------------
                                     Ramsay H. Gilman

                                     /s/ Laurence N. Binz
                                     -------------------------------------------
                                     Laurence N. Binz

                                     /s/ David R. Bolton
                                     -------------------------------------------
                                     David R. Bolton

                                     /s/ Lee Moore
                                     -------------------------------------------
                                     Lee Moore

                                     /s/ Macille G. Moore
                                     -------------------------------------------
                                     Macille G. Moore

                                     /s/ W. Tyler Moore, Jr.
                                     -------------------------------------------
                                     W. Tyler Moore, Jr.

                                     Schmid Family Trust U/D/T 09-05-97


                                     By: /s/ Lewis B. Schmid
                                        ----------------------------------------
                                                                   , Trustee
                                                -------------------


                                     /s/ Michael S. Chadwick
                                     -------------------------------------------
                                     Michael S. Chadwick


                                     /s/ Ben T. Morris
                                     -------------------------------------------
                                     Ben T. Morris


                                     /s/ Don A. Sanders
                                     -------------------------------------------
                                     Don A. Sanders


                                     /s/ Katherine U. Sanders
                                     -------------------------------------------
                                     Katherine U. Sanders


                                     SANDERS 1998 CHILDREN'S TRUST


                                     By: /s/ Don Weir
                                        ----------------------------------------



                                     SANDERS OPPORTUNITY FUND, LP


                                     By: /s/ Don A. Sanders
                                        ----------------------------------------



                                     SANDERS OPPORTUNITY FUND
                                     (INSTITUTIONAL)


                                     By: /s/ Don A. Sanders
                                        ----------------------------------------

                                     DON WEIR AND JULIE ELLEN WEIR,
                                          tenants in common


                                     /s/ Don Weir
                                     -------------------------------------------
                                      Don Weir


                                     /s/ Julie Ellen Weir
                                     -------------------------------------------
                                     Julie Ellen Weir

                                   SCHEDULE I


                                                                                      PURCHASE                     PURCHASE
                                           PRINCIPAL      PURCHASE                   PRICE FOR                    PRICE FOR
                                            AMOUNT          PRICE        INITIAL      INITIAL       ADDITIONAL    ADDITIONAL
               INVESTORS                   OF NOTES       FOR NOTES      WARRANTS     WARRANTS       WARRANTS      WARRANTS
               ---------                   ---------      ---------      --------    ---------      ----------    ----------
Western Gulf Pipeline Partners, LP         $275,000        $275,000       458,334      $1,375         458,333      $1,375
c/o Peregrine Management, LLC
General Partner
14701 St. Mary's Lane, #800
Houston, Texas 77079

Ramsay H. Gillman                           $50,000         $50,000        83,334        $250          83,334        $250
Gillman Companies
10595 W. Sam Houston Pkwy. S.
Houston, Texas 77099

Laurence N. Benz                            $25,000         $25,000        41,667        $125          41,667        $125
15211 Champion Lakes Pl.
Louisville, Kentucky 40245

David R. Bolton                             $25,000         $25,000        41,667        $125          41,667        $125
1717 West 6th Street, Suite 292
Austin, Texas 78703

Lee Moore                                   $25,000         $25,000        41,667        $125          41,667        $125
1032-A Greenbore Road
Eatonton, Georgia 31024

Macille G. Moore                            $25,000         $25,000        41,667        $125          41,667        $125
1204 Sul Ross
Bryan, Texas 77802

W. Tyler Moore, Jr.                         $25,000         $25,000        41,667        $125          41,667        $125
401 Avondale
Houston, Texas 77006

F. Gardner Parker                           $25,000         $25,000        41,663        $125          41,665        $125
3601 Piping Rock
Houston, Texas 77027

Schmid Family Trust U/D/T                   $25,000         $25,000        41,667        $125          41,667        $125
09-05-97
1725 South Douglas Road
Anaheim, California 92806
Attn: Lewis R. Schmid and Judith
E. Schmid, Trustees

Michael S. Chadwick                         $12,500         $12,500        20,834      $62.50          20,833      $62.50
Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002

Ben T. Morris                               $12,500         $12,500        20,834      $62.50          20,833      $62.50
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Attn: Michael S. Chadwick, Sr. VP
      and Managing Director

                                                                                      PURCHASE                     PURCHASE
                                           PRINCIPAL      PURCHASE                   PRICE FOR                    PRICE FOR
                                            AMOUNT          PRICE        INITIAL      INITIAL       ADDITIONAL    ADDITIONAL
               INVESTORS                   OF NOTES       FOR NOTES      WARRANTS     WARRANTS       WARRANTS      WARRANTS
               ---------                   ---------      ---------      --------    ---------      ----------    ----------
Don A. Sanders                              $50,000         $50,000        83,333        $250          83,333        $250
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Attn: Michael S. Chadwick, Sr. VP
      and Managing Director

Katherine U. Sanders                        $12,500         $12,500        20,834      $62.50          20,833      $62.50
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Attn: Michael S. Chadwick, Sr. VP
      and Managing Director

Sanders 1998 Children's Trust               $50,000         $50,000        83,333        $250          83,333        $250
dated December 1, 1997
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Attn: Michael S. Chadwick, Sr. VP
      and Managing Director

Sanders Opportunity Fund, LP                $24,228         $24,228        40,380        $121          40,380        $121
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Attn: Michael S. Chadwick, Sr. VP
      and Managing Director

Sanders Opportunity Fund                    $75,772         $75,772       126,286        $379         126,287        $379
(Institutional), LP
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Attn: Michael S. Chadwick, Sr. VP
      and Managing Director

Don Weir and Julie Ellen Weir               $12,500         $12,500        20,833      $62.50          20,834      $62.50
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Attn: Michael S. Chadwick, Sr. VP
      and Managing Director

F. Gardner Parker                                                                                     300,000        $900
3601 Piping Rock
Houston, Texas 77027
                                          ---------       ---------    ----------      ------      ----------      ------
TOTAL                                     $ 750,000       $ 750,000    $1,250,000      $3,750      $1,550,000      $4,650
                                          =========       =========    ==========      ======      ==========      ======

                                       2